UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 1, 2016

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place
Suite 700
Atlanta, GA 30346	30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2016, in connection with its initial public offering (the “Offering”), Cotiviti Holdings, Inc. (the “Company”) amended and restated its existing stockholders agreement, dated May 14, 2014 (as previously amended, the “Existing Agreement”), pursuant to which a number of the provisions contained in the Existing Agreement (including, without limitation, provisions relating to the election of directors,  and certain transfer restrictions) automatically terminated in connection with the Offering, as contemplated by the Company’s prospectus, dated May 25, 2016 (the “Prospectus”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-211022), (as amended, the “Registration Statement”).  The amended and restated stockholders agreement dated July 1, 2016 (the “Stockholders Agreement”) only contains the provisions that did not terminate in connection with the Offering, or which the parties thereto otherwise agreed shall continue to apply following the Offering, including certain registration rights.

The Stockholders Agreement provides that for so long as certain subsidiaries of Advent International Corporation (the “Advent Stockholders”) collectively own at least fifty percent (50%) of the shares of the Company held by other parties to the Stockholder’s Agreement, they are entitled to cause the Company to consummate a Company Sale (as defined in the Stockholders Agreement) upon twenty (20) days’ prior written notice to the other stockholders party to the Stockholders Agreement (each, a “Non-Advent Stockholder”), and each such Non-Advent Stockholder is obligated to consummate, consent to and raise no objection to such proposed Company Sale via the delivery of an irrevocable proxy in favor of the Advent Stockholders. The Advent Stockholders only hold these rights with respect to Company Sales in which the Non-Advent Stockholders, as a group, receive the same form of consideration for their shares, in the same proportion, as the Advent Stockholders, or, with the consent of any such Non-Advent Stockholder, in its sole discretion, a different form of consideration in the transaction valued at the same value per share as the value per share received by the Advent Stockholders. No transferees (except Permitted Transferees, as defined in the Stockholders Agreement) of shares transferred after the Offering will have the rights or be subject to the obligations set forth in this paragraph.

The registration rights provisions contained in the Stockholders Agreement provide that the Advent Stockholders, together with their respective affiliates, are entitled to request an unlimited number of Demand Registrations (as defined in the Stockholders Agreement) at any time from November 25, 2016, subject to certain restrictions set forth therein, including that no more than two (2) Demand Registrations may be requested in any twelve (12) month period and that the Company will include in any such registration only the number of shares which the underwriters believe is compatible with the success of the offering.

In addition, the Stockholders Agreement provides that if the Company is entitled to use Form S-3 to register shares of its common stock, the Company shall cause to be filed, and shall use its reasonable best efforts to be declared effective, a Form S-3 upon the request of certain holders of its common stock registering all of the registrable securities so requested, subject to certain limitations. Upon the effectiveness of such Form S-3 and the written request of certain holders of the Company’s common stock that the Company initiate a take-down from such Form S-3 for an offering having an anticipated aggregate offering price, net of selling expenses, of at least $5,000,000, the Company shall, within certain time limitations, cause to be filed a prospectus supplement with respect to such securities requested by such holders, subject to certain restrictions, including that no more than two (2) such take-down requests may be requested in any twelve (12) month period and that the Company will include in any such registration only the number of shares which the underwriters believe is compatible with the success of the offering.

The stockholders that are party to the Stockholders Agreement also have piggyback registration rights with respect to the registration rights described above and with respect to offerings by the Company of shares of its common stock.

The terms of the Stockholders Agreement are substantially the same as the terms set forth in the form of such agreement filed as an exhibit to the Registration Statement and as described therein.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under each of Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On June 1, 2016, the Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company became effective, as contemplated by the Prospectus. The terms of the Charter and the Bylaws are substantially the same as the terms set forth in the form of such agreements filed as an exhibit to the Registration Statement and as described therein.

The Charter and the Bylaws are filed herewith as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events

On June 1, 2016, the Company announced the closing of its initial public offering of 12,500,000 shares of its common stock at a price of $19.00 per share (the “Offering”). The Company used approximately $5.8 million of the net proceeds from the Offering for working capital and approximately $200.0 million to repay outstanding borrowings under its Second Lien Credit Facility A copy of the press release issued in connection with the closing of the Offering is attached hereto as Exhibit 99.1. The information in the press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1	Second Amended and Restated Stockholders Agreement of Cotiviti Holdings, Inc.
99.1	Press Release issued on May 25, 2016 of Cotiviti Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI HOLDINGS, INC.

By:	/s/ Jonathan Olefson
	Name:	Jonathan Olefson
	Title:	Senior Vice President, General Counsel and Secretary

Date: June 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1	Second Amended and Restated Stockholders Agreement of Cotiviti Holdings, Inc.
99.1	Press Release issued on May 25, 2016 of Cotiviti Holdings, Inc.